SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 28, 2022

ORGANIC AGRICULTURAL COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	0-56168	82-5442097
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

Room G504, Building 3, Kejichuangxincheng Chuangxinchuangye Plaza,

High and New Technology Industrial Development District,

Harbin City, Heilongjiang Province, China 150090
(Address of principal executive offices) (Zip Code)

86 (0451) 5152-7001
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 3.02 Unregistered Sale of Equity Securities

On November 28, 2022 the Registrant entered into an agreement to sell 9,000,000 shares of its common stock to Heilongjiang Chuangyi Agriculture Co., Ltd. for a price of 5,670,000 million RMB (@U.S.$792,000). Payment is due as follows: 900,000 RMB on December 15, 2022; 1,800,000 RMB on April 15, 2023; and 2,970,000 RMB on August 15, 2023. The shares were issued in a private offering to an investor that was acquiring the shares for its own account. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act. The sale was also exempt from registration pursuant to Rule 902(1)(i) of Regulation S, as the purchaser was a non-U.S. person and Rule 903 was complied with.

On November 29, 2022 the Registrant entered into an agreement to sell 1,000,000 shares of its common stock to Sun Ying for a price of 630,000 million RMB (@U.S.$88,000). Payment is due as follows: 315,000 RMB on December 15, 2022 and 315,000 RMB on April 15, 2023. The shares were issued in a private offering to an investor that was acquiring the shares for her own account. The offering, therefore, was exempt from registration under the Securities Act of 1933 pursuant to Section 4(a)(2) of the Securities Act. The sale was also exempt from registration pursuant to Rule 902(1)(i) of Regulations, as the purchaser was a non-U.S. person and Rule 903 was complied with.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGANIC AGRICULTURAL COMPANY LIMITED

Dated: December 1, 2022	By:	/s/ Xun Jianjun
Xun Jianjun
Chief Executive Officer

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